Exhibit 99.7

FOR IMMEDIATE RELEASE

Forward Air Reiterates Value Creation Potential of Acquisition of Omni Logistics

Publishes Investor Q&A and Supplemental Presentation

GREENEVILLE, Tenn., August 13, 2023 – Forward Air Corporation (NASDAQ: FWRD) (“Forward”) today published Q&A and a supplementary investor presentation to provide additional information about the previously announced transaction with Omni Logistics (“Omni”). All related materials are available at ir.forwardaircorp.com.

“The transformational combination with Omni is the natural next step in our Grow Forward strategy to expand our customer base and will deliver significant long-term value for Forward Air shareholders,” said Tom Schmitt, Chairman, President and Chief Executive Officer of Forward. “This transaction will advance Forward’s category leadership in the expedited LTL market by making high-value, competitively priced freight accessible to more customers. We also expect the combined company to benefit from an enhanced financial profile with significantly increased revenue and growth, supported by meaningful synergies. We look forward to continuing to engage with the investment community to communicate the benefits of this transaction.”

The full contents of the Q&A follow:

Q: What is the strategic rationale for this acquisition? How does it further strengthen Forward’s status as an LTL provider of choice?

The combination of Forward and Omni creates a scaled, premier, less-than-truckload (“LTL”) enterprise focused on providing customers with multimodal solutions for complex and high-service freight needs.

The integration of Omni will drive high-margin freight to Forward’s LTL network and provide Forward with direct access to more than 7,000 customers in high-growth, high-value end industries and an increased domestic footprint. Forward will have a broader portfolio of essential logistics services, the majority of which will help drive incremental freight into Forward’s LTL network. Omni’s customer base has significant domestic LTL requirements, and will benefit from Forward’s LTL Precision Execution, which provides customers with the fastest transit times, best on-time performance, and lowest claims rates in the industry.

The acquisition will drive significant cost and revenue synergies, be accretive to Forward’s long-term growth and double its scale on a larger, denser freight network.

Q: Why Omni Logistics? What percentage of their business is LTL?

Omni delivers time-sensitive high-value freight and provides supply chain and logistics solutions into and throughout North America with a scaled platform and sizeable existing retail sales force. In addition, Omni has a strong track record of execution, having doubled revenue on an organic basis since 2020.

Approximately 35% of Omni’s business comes from LTL freight, and Omni’s sales force often uses Forward’s network. The transaction is complementary and combining Omni’s retail generated LTL business with Forward’s wholesale network will capture both Omni and Forward’s margins for the same topline revenue.

Q: How does this transaction impact Forward’s existing customer relationships?

Forward’s team knows its customer base well. It is a dynamic time in the freight marketplace and this transaction positions Forward to meet the increased need for reliable LTL solutions, including by adding deep retail sales expertise to an already strong wholesale sales and account management team.

The acquisition removes an organization’s gross margin between shipper and destination, allowing Forward to go directly to shippers while maintaining and growing with historic wholesale customers. It also positions Forward for long-term growth of its LTL business model for shipments of consequence by expanding the customer base to include shippers, 3PL, forwarders and airlines.

To drive growth in both the wholesale and retail markets, Forward will go to market with two sales organizations with channel expertise. The combined company’s strong commercial engine enables pro-active cross sell revenue synergies in LTL along with complementary Omni services.

Since the announcement, feedback from many customers of both companies has been highly favorable. Forward and Omni share the same relentless focus on delivering best-in-class service to customers, and both companies are excited to advance that reputation together.

Q: What are the expected synergies?

The combination is expected to generate opportunities to realize up to $125 million of total run-rate EBITDA synergies (excluding approximately $36 million of non-recurring costs to achieve those synergies). This includes up to approximately $75 million of potential run-rate cost synergies, up to 80% of which are expected to be realized within the first six months following close and the remainder of which are expected to be realized by the end of 2025. Total synergies also include up to $50 million in positive revenue-based EBITDA synergies, approximately 60% of which would be realized in the 24 months post-close of the transaction1.

With the combination of both Forward and Omni’s margins for the same topline revenue, the majority of the projected revenue synergies are expected to drive a higher margin for the combined company.

[1]	Takes into account both expected revenue synergies and expected revenue dis-synergies

Taken together, the company expects to realize 30% of the revenue-based EBITDA synergies in year one, 60% in year two and to fully realize them by the end of year three post-close.

Q: What is the path to integration? How much execution risk do you expect?

Forward has a proven integration track record and a dedicated team of representatives from both companies are working together on a comprehensive integration plan so we can hit the ground running when the transaction closes. Forward and Omni have worked together as partners for many years, and already have a good understanding of each company’s complementary strengths, including service offerings, teams, geographic footprint and capacity.

Approximately 60% of cost synergies are from network optimization. The remaining cost synergies will come from facilities consolidation, SG&A rationalization, technology enhancement and insourcing Omni’s third-party domestic transport spend.

Revenue synergies will be derived from a plan centered on cross-selling potential by delivering Forward’s expedited LTL network into Omni’s customer base, growing expedited LTL share by combining Forward’s LTL direct sellers with Omni’s business development team, and best-in-class account management that is demonstrated with a 98% customer retention rate.

Forward is confident in its ability to sell its expedited LTL network to the Omni customer base given the combined salesforce is already trained in selling LTL and now has a significantly larger platform to market.

Q: When will the transaction be accretive to Forward’s earnings and how accretive will it be?

While the transaction is expected to be 5% dilutive to cash EPS in 2024 (the first full year after closing), it is expected to be highly accretive in 2025, delivering accretion of 9% based on projected realized synergies.

Q: What will be the ownership structure of the combined company?

Omni shareholders will receive at closing 16.5% of Forward’s common equity (on a fully diluted, as exchanged basis) and non-voting perpetual convertible preferred equity that, if Forward’s shareholders approve conversion following closing, will automatically convert into an additional 21.2% of Forward’s common equity (on a fully-diluted, as exchanged basis). In total, Omni shareholders will receive 15.8 million shares of Forward common stock if shareholders approve the conversion of the preferred equity (representing 37.7% of Forward’s common equity on a fully-diluted, as exchanged basis).

Importantly, Omni’s two largest shareholders, Ridgemont Equity Partners (“Ridgemont”) and EVE Partners, LLC (“EVE”), have a vested interest in the successful upside of Forward due to the predominantly stock consideration with a fixed number of shares. Overall, Omni shareholders are rolling more than 90% of their equity into Forward and will face any go-forward risk alongside Forward’s other shareholders. On an as-converted basis, no individual Omni shareholder or group of affiliated Omni shareholders will own more than 13% of the pro forma company.

Q: What are the mechanics of the preferred stock conversion and will there be additional dilution to existing Forward shareholders following the conversation of the convertible preferred stock?

The Forward stock consideration payable to Omni’s shareholders will consist of common stock and a newly designated series of perpetual non-voting convertible preferred stock (the “preferred stock”).

The shares of the preferred stock will be automatically converted into Forward common stock if conversion is approved by Forward shareholders following the closing of the transaction. If approved for conversion, the convertible preferred shares will be converted on a one-for-one basis into Forward common stock, representing an additional 21.2% of Forward’s common equity on a fully-diluted, as exchanged basis and the preferred stock will be cancelled.

In addition, the number of shares, including those underlying preferred stock, issued to Omni shareholders is fixed at signing and does not change based on Forward’s stock price.

Q: What is Forward’s target leverage ratio? How quickly do you expect to achieve that following the transaction?

The combined company will have a gross leverage of approximately 3.5x and net leverage of approximately 3.3x, in each case inclusive of run-rate cost synergies2. Strong cash flow generation is anticipated to drive rapid de-leveraging to below 2.0x by the end of 2025 based on projected realized synergies at the time.

Both Forward and Omni are highly cash generative with minimal capital expenditure, at approximately 2% of revenue, and historical cash conversion rate of approximately 80-90% over the past three years3. The combined company has a projected BB credit rating profile in line with select other freight sector peers.

Forward has historically maintained minimal leverage and as a matter of policy, will seek to de-lever and maintain leverage below 2.0x.

Q: What are the conditions to close the transaction?

The transaction has been approved by the Boards of Directors of both companies and is expected to close in the second half of 2023. The transaction is subject to the receipt of regulatory approvals and the satisfaction of other customary closing conditions.

[2]	Based on the combined company balance sheet for the twelve months ended June 30, 2023.
[3]	Cash conversion defined as Adj. EBITDA – capital expenditures / Adj. EBITDA

The merger agreement also contains customary termination rights, which will be further described in Forward’s current report on Form 8-K.

Advisors

Morgan Stanley & Co. LLC and Citi are serving as financial advisors to Forward, and Cravath, Swaine & Moore LLP is serving as legal counsel.

About Forward Air

Forward Air is a leading asset-light provider of transportation services across the United States, Canada and Mexico. We provide expedited less-than-truckload (“LTL”) services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer final mile services, including delivery of heavy-bulky freight, truckload brokerage services, including dedicated fleet services; and intermodal, first-and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. We are more than a transportation company. Forward is a single resource for your shipping needs. For more information, visit our website at www.forwardaircorp.com.

Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements may reflect Forward’s expectations, beliefs, hopes, intentions or strategies regarding, among other things, the potential transaction between Forward and Omni, the expected timetable for completing the potential transaction, the benefits and expected cost and revenue synergies of the potential transaction (including the timing for realizing any such synergies and the conversion of revenue synergies to adjusted EBITDA) and future opportunities for the combined company, as well as other statements that are other than historical fact, including, without limitation, statements concerning future financial performance, future debt and financing levels (including the achievement of targeted deleveraging within the expected time frames or at all), investment objectives, implications of litigation and regulatory investigations and other management plans for future operations and performance. Words such as “anticipate(s),” “expect(s)”, “intend(s)”, “plan(s)”, “target(s)”, “project(s)”, “believe(s)”, “will”, “aim”, “would”, “seek(s)”, “estimate(s)” and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are based on management’s current expectations, projections, estimates, assumptions and beliefs and are subject to a number of known and unknown risks, uncertainties and other factors that could lead to actual results materially different from those described in the forward-looking statements. Forward can give no assurance that its expectations will be attained. Forward’s actual results, liquidity and financial condition may differ from the anticipated results, liquidity and financial condition indicated in these forward-looking statements. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. These forward looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause Forward’s actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, but without limitation:

•	the parties’ ability to consummate the potential transaction and to meet expectations regarding the timing and completion thereof;

•

the satisfaction or waiver of the conditions to the completion of the potential transaction, including the receipt of all required regulatory approvals or clearances in a timely manner and on terms acceptable to Forward;

•

the risk that the parties may be unable to achieve the expected strategic, financial and other benefits of the potential transaction, including the realization of expected revenue and cost synergies, the conversion of revenue synergies to adjusted EBITDA and the achievement of deleveraging targets, within the expected time-frames or at all;

•

the risk that the committed financing necessary for the consummation of the potential transaction is unavailable at the closing, and that any replacement financing may not be available on similar terms, or at all;

•	the risk that the businesses will not be integrated successfully or that integration may be more difficult, time-consuming or costly than expected;

•

the risk that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the potential transaction;

•

the risk that, if Forward does not obtain the necessary shareholder approval for the conversion of the perpetual non-voting convertible preferred stock, Parent will be required to pay an annual dividend on such outstanding preferred stock;

•

the risks associated with being a holding company with the only material assets after completion of the potential transaction being the interest in the combined business and, accordingly, dependency upon distributions from the combined business to pay taxes and other expenses;

•	the requirement for Forward to pay certain tax benefits that it may claim in the future, and the expected materiality of these amounts;

•	risks associated with organizational structure, including payment obligations under the tax receivable agreement, which may be significant, and any accelerations or significant increases thereto;

•

the inability to realize all or a portion of the tax benefits that are currently expected to result from the acquisition of certain corporate owners of Omni, certain pre-existing tax attributes of Omni owners and tax attributes that may arise on the distribution of cash to other Omni owners in connection with the potential transaction, as well as the future exchanges of units of Forward’s operating subsidiary and payments made under the tax receivables agreement;

•	increases in interest rates;

•	changes in Forward’s credit ratings and outlook;

•	risks relating to the indebtedness Forward expects to incur in connection with the potential transaction and the need to generate sufficient cash flows to service and repay such debt;

•	the ability to generate the significant amount of cash needed to service the indebtedness;

•	the limitations and restrictions in surviving agreements governing indebtedness;

•	risks associated with the need to obtain additional financing which may not be available or, if it is available, may result in a reduction in the ownership of current Forward shareholders; and

•	general economic and market conditions.

These and other risks and uncertainties are more fully discussed in the risk factors identified in “Item 1A. Risk Factors” in Part I of Forward’s most recently filed Annual Report on Form 10-K, and as may be identified in Forward’s Quarterly Reports on Form 10-Q and current reports on Form 8-K. Except to the extent required by law, Forward expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Forward’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Note Regarding Non-GAAP Measures

To supplement the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we have included adjusted EBITDA leverage ratio, a non-GAAP financial measure, in this presentation. Because this non-GAAP measure excludes certain items as described below, it may not be indicative of the results that Forward expects to recognize for future periods. As a result, this non-GAAP measure should be considered in addition to, and not a substitute for, financial information prepared in accordance with GAAP. Please see below for a reconciliation of each of this non-GAAP measure to its most directly comparable financial measure calculated and presented in accordance with GAAP.

Forward Air Non-GAAP Reconciliation

	6 Months Ended 6/30/22	FY2022	6 Months Ended 6/30/23	6/30/23 LTM (1)
GAAP Net Income	$98	$193	$56	$151
Interest Expense	$2	$5	$5	$8
Income Tax Expense	$33	$68	$19	$54
Depreciation & Amortization	$23	$47	$28	$53

EBITDA	$156	$313	$109	$267

Share Based Compensation (2)	$6	$11	$6	$12
Due Diligence and Integration Costs (3)	$—	$—	$7	$7
Reduction in Workforce (4)	$—	$—	$2	$2

Adjusted EBITDA	$162	$325	$124	$287

Figures may not foot due to rounding

Omni Logistics Non-GAAP Reconciliation

EBITDA Reconciliation ($MM)

	6 Months Ended 6/30/22	FY2022	6 Months Ended 6/30/23	6/30/23 LTM (1)
GAAP Net Income	$19	$16	$(103)	$(106)
Interest Expense	$36	$102	$79	$146
Depreciation & Amortization	$23	$56	$32	$65
Income Tax Benefit / Expense	$3	$6	$(1)	$2

EBITDA	$81	$180	$8	$107

Pre-Acquisition Earnings and Adjustments (5)	$18	$24	$(0)	$5
Fair Value Adjustment of Contingent Consideration (6)	$7	$(18)	$12	$(13)
Transaction Expenses and Integration Costs (7)	$15	$32	$12	$29
Other Normalization EBITDA Adjustments (8)	$(4)	$9	$12	$26
Pro Forma EBITDA Adjustments (9)	$20	$35	$11	$27

Adjusted EBITDA	$137	$263	$55	$181

Figures may not foot due to rounding

Combined Company Non-GAAP Reconciliations

Combined Company Debt ($MM)

6/30/23
New Debt Financing (Giving Effect to the Closing of the Transaction and Related Financing) (11)	$1,850
Forward Air Finance Lease Liabilities	$35
Omni Logistics Finance Lease Liabilities	$14

Total Combined Company Debt (Giving Effect to the Closing of the Transaction and Related Financing)	$1,899

Combined Company Adjusted EBITDA Including Synergy Opportunities ($MM)

6/30/23 LTM (1)
Forward Air Adjusted EBITDA	$287
Omni Logistics Adjusted EBITDA	$181
Run-Rate Cost Synergy Opportunities (10)	$75

Combined Company Adjusted EBITDA Including Full Realization of Cost Synergy Opportunities (10)	$544
Run-Rate EBITDA Impact of Revenue Synergy Opportunities (10)	$50

Combined Company EBITDA Assuming Full Realization of Revenue and Cost Synergy Opportunities (10)	$594

Total Combined Company Debt / Combined Company Adjusted EBITDA Including Full Realization of Cost Synergy Opportunities (10)	3.5x

Figures may not foot due to rounding

Non-GAAP Reconciliation Footnotes

1.

June 30, 2023 LTM figures calculated as (i) such figures for the fiscal year ended December 31, 2022 plus (ii) such figures for the six months ended June 30, 2023 less (iii) such figures for the six months ended June 30, 2022

2.	Forward Air Share Based Compensation – relates to non-cash stock compensation expense
3.

Forward Air Due Diligence and Integration Costs – represents advisor fees and due diligence costs related to executed and terminated acquisitions as well as integration-related expenses of acquired businesses

4.	Forward Air Reduction in Workforce – represents impact of a Forward Air 2023 reduction in workforce initiative
5.

Omni Logistics Pre-acquisition earnings and adjustments – represents earnings of certain entities acquired during the applicable period, inclusive of due diligence adjustments, attributable to the portion of such period occurring prior to the consummation of their respective acquisition

6.	Omni Logistics Fair Value Adjustment of Contingent Consideration – represents removal of fair value adjustments for performance based earn-out payments for certain acquired entities
7.

Omni Logistics Transaction Expenses and Integration Costs – represents advisor fees and due diligence costs related to executed and terminated acquisitions as well as integration-related expenses of certain acquired businesses

8.

Omni Logistics Other normalization EBITDA adjustments – represents items considered non-operational or non-recurring such as non-recurring bad debt expenses, sponsor and board fees, FX gains and losses, and other non-recurring and non-cash expenses

9.

Omni Logistics Pro Forma EBITDA Adjustments – represents pro forma impact of strategic initiatives, updated customer pricing, and profitability initiatives including facilities consolidations and a reduction-in-force in 2022 and 2023, as if each of the foregoing was implemented as of the first day of the applicable period

10.

Assumes full realization of expected synergy opportunities, based on management estimates. Synergy opportunities are exclusive of one-time costs necessary to achieve such synergies, estimated to be approximately $36MM. Estimated revenue-based EBITDA synergy opportunities have been converted into EBITDA estimates assuming the full realization of the revenue synergy opportunities, based on an assumed margin percentage of 21%. This assumed margin percentage is based on management’s estimates and an analysis of incremental margin by revenue segment

11.	Each of Forward Air’s and Omni Logistics’ existing credit facilities is expected to be repaid at closing

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